                                                                      Exhibit 99

[Eagle Bancorp, Inc. Logo Omitted]

PRESS RELEASE                                        EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Ronald D. Paul
October 17, 2005                                     301.986.1800


    EAGLE BANCORP, INC. ANNOUNCES 68% INCREASE IN EARNINGS FOR THE FIRST NINE
                      MONTHS OF 2005 WITH ASSETS EXCEEDING
                                  $647 MILLION


BETHESDA, MD. Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $5.5 million for the nine months ended September 30, 2005, compared to $3.3 million for the first nine months of 2004, an increase of 68%. On a per-share basis, the Company earned $0.77 per basic share and $0.73 per diluted share for 2005, as compared to $0.46 per basic share and $0.44 cents per diluted share for 2004.

For the third quarter of 2005, the Company earned $2.3 million, as compared to $1.0 million for the third quarter of 2004, a 127% increase. On a per-share basis, the Company earned $0.32 per basic share and $0.30 per diluted share for the third quarter of 2005, as compared to $0.14 per share for both basic and fully diluted shares for the same period in 2004.

"Our growth in assets, loans and deposits continues and was coupled with favorable financial performance for Eagle Bancorp for the first nine months and third quarter of 2005", noted Leonard L. Abel, Chairman of Eagle Bancorp and Ronald D. Paul, President and CEO of Eagle Bancorp. "We are quite pleased with our balance sheet growth, and a continuing favorable net interest margin result. Furthermore, non-interest revenue has shown increases and productivity, as measured by the efficiency ratio, has improved in 2005 over 2004. We are committed to a balanced approach to managing the Company, which includes focusing on solid asset quality and making investment in infrastructure to support a growing organization", added Abel and Paul.

For the nine months ended September 30, 2005, the Company reported an annualized return on average assets (ROAA) of 1.23% as compared to 0.92% for the first nine months of 2004; while the annualized return on average equity (ROAE) was 12.07%, as compared to 7.91% for the same period in 2004.

Several factors contributed to the favorable financial results. Both loan and deposit activity were strong in the period, and together with an improved net interest margin, resulted in the Company's net interest income increasing to $20.9 million from $14.0 million for the first nine months of 2005 over 2004, a 49% gain and to $7.5 million from $5.0 million for the third quarter of 2005 as compared to the same period in 2004, also a 49% gain. The Bank's asset/liability management position has allowed it to benefit from the increase in market interest rates in the January to September period. For the first nine months of 2005, the net interest margin was 5.01% as compared to 4.27% for the first nine months in 2004.

Non-interest income for the first nine months of 2005 was $3.2 million compared to $2.6 million in the first nine months of 2004, a 22% increase. This increase in non-interest income was due primarily to increased amounts of gains on the sale of SBA loans and related service fees, where EagleBank is the leading community bank lender in its marketplace and to higher net investment gains. For the three months ended September 30, 2005, noninterest income increased 78% to $1.2 million from $697 thousand in the same period in 2004. The primary reason for the increase was $269 thousand of net investment gains in the third quarter of 2005, as compared to a $60 thousand net investment loss for the same period in 2004. Other increases in the third quarter were due to increases in gains on the sale of SBA loans and related service fees.

Non-interest expenses were $14.1 million for the first nine months of 2005, as compared to $11.1 million for 2004, a 27% increase. The primary reasons for this increase were increases in personnel and related benefit cost increases, higher incentive compensation, increased occupancy cost, due in part to new banking offices, and higher marketing, data processing and professional fees associated with a larger organization. In spite of higher levels of noninterest expenses, the very strong growth in revenue allowed the efficiency ratio to improve for the first nine months of 2005 to 58.52% from 66.74% for the same period in 2004. For the three months ended September 30, 2005, noninterest expenses increased 19% to $4.7 million from $4.0 million for the same period in 2004. This increase was attributed to the same factors mentioned above for the nine month period.

Asset quality remained favorable in the period. The Company recorded net charge-offs of just $53 thousand for the first nine months of 2005 (.02% of average loans outstanding), as compared to net recoveries of $39 thousand for the first nine months of 2004. The ratio of non-performing loans to total loans was .04% at September 30, 2005, as compared to .71% at September 30, 2004. The provision for loan loss was $1.3 million for the first nine months in 2005 as compared to $457 thousand for 2004; the increase due substantially to growth in the loan portfolio over the past twelve months. At September 30, 2005, the allowance for credit losses represented 1.09% of loans outstanding, as compared to 1.15% at September 30, 2004. For the three months ended September 30, 2005, the provision for loan losses was $424 thousand as compared to $227 for the third quarter in 2004.

At September 30, 2005, total assets were $647 million compared to $508 million at September 30, 2004, a 27% increase. Total deposits amounted to $546 million at September 30, 2005, a 33% increase over deposits of $411 million at September 30, 2004, while total loans increased to $504 million at September 30, 2005, from $364 million at September 30, 2004, a 38% increase.

Eagle Bancorp paid a dividend of $.07 per share for the third quarter of 2005. The quarterly dividend commenced in the first quarter of 2005.



The Summary of Financial Information presented on the following pages provides more detail of the Company's performance for the three and nine months ended September 30, 2005, as compared to 2004. Persons wishing additional information should refer to the Company's Form 10K filed with the Securities and Exchange Commission on March 16, 2005.

Eagle Bancorp is the holding company for EagleBank and its subsidiary, Eagle Land Title, LLC. EagleBank commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking services thru eight offices, located in Montgomery County, Maryland and Washington, D.C. A lease has been executed for a new community bank office in Chevy Chase, Maryland which is expected to be opened in the second quarter of 2006. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.


FORWARD LOOKING STATEMENTS: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.


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EAGLE BANCORP, INC
Statement of Condition Highlights

(in thousands)                                       SEPTEMBER 30, 2005       DECEMBER 31, 2004     SEPTEMBER 30, 2004
                                                   ------------------------ ---------------------- ----------------------
                                                          UNAUDITED                AUDITED               UNAUDITED
                                                   ------------------------ ---------------------- ----------------------
ASSETS
Cash and cash equivalents                                      $    29,196        $        31,100           $     38,204
Interest bearing deposits with other banks                             396                  9,594                  9,612
Federal funds sold                                                  30,051                 15,035                      -
Investment securities available for sale                            63,949                 64,098                 77,606
Loans held for sale                                                  2,327                  2,208                  3,138
Loans                                                              504,290                415,509                363,824
Less: Allowance for credit losses                                   (5,496)                (4,240)                (4,176)
Premises and equipment, net                                          5,744                  5,726                  5,425
Other assets                                                        16,562                 14,423                 14,054
                                                   ------------------------ ---------------------- ----------------------
TOTAL ASSETS                                                   $   647,019        $       553,453           $    507,687
                                                   ======================== ====================== ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Non interest bearing deposits                                  $   140,554        $       130,309           $    113,730
Interest bearing deposits                                          405,008                331,978                297,291
                                                   ------------------------ ---------------------- ----------------------
    Total deposits                                                 545,562                462,287                411,021
Federal funds purchased and securities sold
     under repurchase agreements                                    31,470                 23,983                 27,370
Other borrowings                                                     4,000                  6,333                 11,443
Other liabilities                                                    2,400                  2,316                  1,375
                                                   ------------------------ ---------------------- ----------------------
     Total liabilities                                             583,432                494,919                451,209
Stockholders' equity                                                63,587                 58,534                 56,478
                                                   ------------------------ ---------------------- ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $   647,019        $       553,453           $    507,687
                                                   ======================== ====================== ======================

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EAGLE BANCORP, INC.
Statements of Income Highlights

(in thousands)                                            NINE MONTHS ENDED                            THREE MONTHS ENDED
                                                            SEPTEMBER 30,                                SEPTEMBER 30,
                                                ---------------------------------------      ---------------------------------------
                                                     2005            2004         %               2005           2004          %
                                                 (UNAUDITED)     (UNAUDITED)                  (UNAUDITED)    (UNAUDITED)
Total interest income                             $ 26,120        $ 17,135        52%          $  9,758        $ 6,146          59%
Total interest expense                               5,184           3,128        66%             2,242          1,115         101%
                                                --------------- --------------- -------      --------------- -------------- --------
Net interest income                                 20,936          14,007        49%             7,516          5,031          49%
                                                --------------- --------------- -------      --------------- -------------- --------
Provision for credit losses                          1,311             457       187%               424            227          87%
Noninterest income before investment gains
(losses)                                             2,884           2,411        20%               970            757          28%
Investment gains (losses)                              281             193        46%               269            (60)        n/m
Noninterest expense                                 14,105          11,086        27%             4,729          3,962          19%
                                                --------------- --------------- -------      --------------- -------------- --------
Income before income tax expense                     8,685           5,068        71%             3,602          1,539         134%
Income tax expense                                   3,206           1,816        77%             1,332            539         147%
                                                --------------- --------------- -------      --------------- -------------- --------
Net income                                        $  5,479        $  3,252        68%          $  2,270        $ 1,000         127%
                                                =============== =============== =======      =============== ============== ========

Per Share Data (1):

Earnings per share, basic                         $        0.77   $        0.46                $        0.32   $       0.14
Earnings per share, diluted                       $        0.73   $        0.44                $        0.30   $       0.14
Shares outstanding at period end                      7,174,343       7,030,256                    7,174,343      7,030,256
Weighted average shares outstanding, basic            7,093,486       7,018,229                    7,119,872      7,028,567
Weighted average shares outstanding, diluted          7,532,690       7,328,545                    7,574,063      7,378,229
Book value per share at period end                $        8.86   $        8.03                $        8.86   $       8.03

(1) Prior periods adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on February 25, 2005


EAGLE BANCORP, INC.
Performance Ratios (annualized):

Return on average assets                                  1.23%           0.92%
Return on average equity                                 12.07%           7.91%
Net interest margin                                       5.01%           4.27%
Efficiency ratio (2)                                     58.52%          66.74%

Other Ratios:

Allowance for credit losses to total loans                1.09%           1.15%
Non performing loans to total loans                       0.04%           0.71%
Net charge-offs (recoveries) to average loans             0.02%          -0.02%
Average equity to average assets                         10.22%          11.68%
Tier 1 leverage Ratio                                    10.18%          12.00%
Total risk based capital ratio                           12.56%          14.50%

Average Balances (in thousands):

Total assets                                          $ 593,496       $ 469,357
Total earning assets                                  $ 558,956       $ 437,651
Total loans (3)                                       $ 463,576       $ 341,559
Total deposits                                        $ 495,318       $ 380,866
Total stockholders' equity                            $  60,668       $  54,826

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income and investment gains (losses)

(3) Includes loans held for sale